UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2013
Date of Report (Date of earliest event reported)

DOUBLE CROWN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. EASTERN AVE SUITE 200 HENDERSON, NEVADA	89052
(Address of principal executive offices)	(Zip Code)

707-961-6016
Registrant’s telephone number, including area code

2312 N. Green Valley Parkway, Suite 1026
Henderson, Nevada  89014
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENT

Item 8.01 Other Event

On December 4, 2013, the United States District Court for the District of Nevada entered an order dismissing with prejudice a previously disclosed purported derivative lawsuit filed by shareholder Falco Investments and non-shareholder Leslie Rutledge against certain current and former officers and directors of the Company and its former outside counsel (“Order”). In dismissing the lawsuit, the Court adopted in full the Magistrate Judge’s November 15, 2013 report and recommendation of dismissal (“Report and Recommendation”), based on the plaintiffs’ “failure to comply with multiple orders” including an order instructing plaintiffs to show cause why they should not be sanctioned and/or why the Magistrate Judge should not recommend that default judgment be entered against them for failure to prosecute and failure to comply with a prior order. The Court’s order of dismissal stated that “Plaintiffs were given multiple opportunities to comply with Orders from the Court, and Plaintiffs have not only failed to comply, but have also failed to enter any appearance in months,” and directed the Clerk to enter judgment accordingly (“Judgment”). The Order and Judgment conclude the litigation in its entirety. The foregoing description of the Report and Recommendation, Order and Judgment is not complete and is qualified in its entirety by reference to the full text of these documents, copies of which are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Report and Recommendation

99.2	Order of Dismissal

99.3	Notice of Entry of Judgment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE CROWN RESOURCES, INC.

DATE: December 9, 2013	By:	/s/ Jerold S. Drew
Name: Jerold S. Drew
Title: CEO

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